UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2008

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-15495 (Commission File Number)	85-0302351 (IRS Employer Identification No.)
410 North 44th Street, Suite 100
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 1.02	Termination of a Material Definitive Agreement
On April 1, 2008, Mesa Air Group, Inc. (the “Company” or “Mesa”) issued a press release announcing that on March 28, 2008, Delta Air Lines, Inc. (“Delta”) notified the Company of its intent to terminate the Delta Connection Agreement among Delta, the Company, and Mesa’s wholly-owned subsidiary, Freedom Airlines, Inc. (“Freedom”), dated as of May 3, 2005 (as thereafter amended, the “Connection Agreement”). The notice states that Delta is terminating the Connection Agreement as a result of Freedom’s alleged failure to maintain a specified completion rate with respect to its ERJ-145 Delta Connection flights during three months of the six-month period September 2007 through February 2008. The notice issued by Delta is accompanied by a proposed temporary agreement pursuant to which Freedom would continue to provide Delta Connection services while the parties discuss the terms of a transition agreement. This termination does not affect Freedom’s CRJ-900 Delta Connection flying. Mesa vehemently denies there is any basis for terminating the Connection Agreement and intends to vigorously defend its rights thereunder.
The alleged failure to maintain the specified completion rate in the contract is due to Delta’s own request of Mesa to remove flights to benefit Delta’s overall operation and/or to accommodate Delta mainline flights. These flights, among others, have always been taken out of Freedom’s performance calculations in the past and Delta acted consistent with this practice and has paid Mesa both its’ base margin and its’ incentive margin after crediting Mesa for the Delta mandated schedule changes and/or cancellations.
As of April 1, 2008, the Company operated 34 ERJ-145 aircraft for Delta pursuant to the Connection Agreement. Under the terms of the Connection Agreement, in exchange for performing the flight services and our other obligations under such agreement, the Company receives from Delta monthly compensation made up of a fixed monthly amount, plus certain additional amounts based upon number of block hours flown and departures during the month. Additionally, certain costs incurred by Freedom are pass-through costs, whereby Delta agrees to reimburse us for the actual amounts incurred for these items: landing fees, hull insurance, passenger liability costs, fuel costs, catering costs and property taxes. Aircraft rent/ownership expenses are also considered a pass-through cost, but are limited to a specified amount for each type of aircraft. The Company is eligible to receive additional compensation based upon its completion rate and on-time arrival rate each month. Further, for each semi-annual period during the term of the agreement, the Company is eligible to receive additional compensation from Delta based upon performance. The fixed rates payable to the Company by Delta under the Connection Agreement have been determined through the term of such agreement and are subject to annual revision.
     The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release regarding termination notice, dated April 1, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: April 2, 2008	By:	/s/ BRIAN S. GILLMAN
		Name:	BRIAN S. GILLMAN
		Title:	Executive Vice President, General Counsel and Secretary